UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2011

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Amendment of Supplemental Executive Retirement Plan

MGIC Investment Corporation (the "Company") maintains a Supplemental Executive Retirement Plan (the "SERP") to provide unfunded pension benefits that cannot be paid from the Company’s qualified pension plan (the "Qualified Plan") due to limitations of the Internal Revenue Code (the "Code"). Benefits accrued annually under the SERP are subject to federal employment taxes imposed on employees (such as the Medicare tax), which are payable when the benefits are paid.

Section 409A of the Code applies to non-qualified deferred compensation, such as the SERP provides. The regulations under Section 409A permit an accelerated benefit distribution to the extent necessary to cover employment taxes on benefits accrued under the SERP (and related income taxes on the amount distributed), as well as under other circumstances. The employment tax rate is scheduled to increase for payments made in 2012 and thereafter. On October 19, 2011, the Company’s Board of Directors approved an amendment to the SERP to permit the SERP’s administrator to accelerate the payment of benefits to the extent permitted under the 409A regulations. In mid-July 2011, the Management Development, Nominating and Governance Committee of the Board recommended that the Board approve the amendment at the Board’s next meeting. Any payment of accelerated benefits reduces the amount of SERP benefits payable in the future. To cover accrued employment taxes (and income taxes due on the accelerated benefit distribution), we expect later this year to accelerate a benefit distribution to our CEO of approximately $36,000 and to accelerate a benefit distribution of approximately $13,000 in the aggregate to two of our other named executive officers.

The SERP and the Qualified Plan are generally described under "Compensation of Executive Officers —Compensation and Related Tables — Pension Benefits at 2010 Fiscal Year End" in the Company’s Proxy Statement dated March 31, 2011. The SERP, as amended, is filed as Exhibit 10.7 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the actual text of the SERP.

Amendment of Supplemental Plan for Executives Covered by KEESAs

On October 19, 2011, the Board of Directors of the Company approved an amendment to the Company’s Supplemental Plan for Executives Covered by MGIC Investment Corporation Key Executive Employment and Severance Agreements (the "Supplemental KEESA"). In mid-July 2011, the Management Development, Nominating and Governance Committee of the Board recommended that the Board approve the amendment at the Board’s next meeting.

The stated purpose of the Supplemental KEESA is to extend a portion of the economic security provided to each executive under his or her Key Executive Employment and Severance Agreement ("KEESA") to any period of continued employment with the Company after the executive has attained his or her normal retirement date (which is age 62) while such executive remains covered by the KEESA. However, prior to the amendment, the Supplemental KEESA provided the extended benefit only to executives who reached age 62 on or before a change in control. As a result, an executive who was still employed, but who reached age 62 after a change in control, would not have been eligible for an extended benefit under the explicit terms of the Supplemental KEESA. The KEESA and Supplemental KEESA are generally described under "Potential Payments Upon Termination or Change-in-Control" in the Company’s Proxy Statement dated March 31, 2011. The Supplemental KEESA, as amended, is filed as Exhibit 10.11.4 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the actual text of the Supplemental KEESA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: October 25, 2011	By: \s\ Jeffrey H. Lane

Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.7	MGIC INVESTMENT CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
10.11.4	SUPPLEMENTAL PLAN FOR EXECUTIVES COVERED BY MGIC INVESTMENT CORPORATION KEY EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS